Exhibit A

[Translation]

THIS EXCHANGE OFFER OR BUSINESS COMBINATION IS MADE FOR THE SECURITIES OF A FOREIGN COMPANY. THE OFFER IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A FOREIGN COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS INCLUDED IN THE DOCUMENT, IF ANY, HAVE BEEN PREPARED IN ACCORDANCE WITH FOREIGN ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS, SINCE THE ISSUER IS LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A FOREIGN COUNTRY. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS OR DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF THE U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT’S JUDGMENT.

YOU SHOULD BE AWARE THAT THE ISSUER MAY PURCHASE SECURITIES OTHERWISE THAN UNDER THE EXCHANGE OFFER, SUCH AS IN OPEN MARKET OR PRIVATELY NEGOTIATED PURCHASES.

Notice of Convening of Extraordinary Meeting of Woori Securities Shareholders

Pursuant to Article 18 of the Articles of Incorporation of Woori Securities Co., Ltd. (“Woori Securities”), the Extraordinary Meeting of Shareholders will be held as follows and we request your attendance at the meeting.

- Following -

1.	Date and Time: June 4, 2004 (Friday) 9:00 a.m.

2.	Place: 34-12, Yoido-dong, Youngdeungpo-gu, Seoul (Auditorium on the 13th Floor of the building of Woori Securities)

3.	Objective of the Meeting:

Agenda to be Submitted — Agenda No. 1: Approval of Stock Swap Agreement

4.	Major Contents of Stock Swap Agreement

A.	Purpose: The shareholders of Woori Securities other than Woori Finance Holdings Co., Ltd. (“WFH”) (“Stock Swap Shareholders”) will, by transferring its shares in Woori Securities to WFH on the stock swap date and in return receiving new shares of WFH, become shareholders of WFH.

B.	Allocation of New Shares: 0.5500 registered common share of WFH shall be allocated per one (1) registered common share of Woori Securities held by the Stock Swap Shareholder as of the last day of the period for submission of share certificates for stock swap (June 17, 2004). Provided, in such case, any fractional shares will be allocated to WFH, and WFH shall pay to the Stock Swap Shareholder the price for such fractional shares the moneys calculated based on the closing price as of the first day of listing of the new WFH shares after the stock swap.

C.	Type and Number of Shares Issued by “WFH” for the purpose of Stock Swap

(1)	The type of shares shall be registered common shares.

(2)	The total number of shares shall be the aggregate number of shares as calculated based on the ratio provided in Paragraph B above, but up to 8,571,262 shares.

D.	Paid-in Capital and Capital Reserve of WFH Increased through Stock Swap

(1)	The total amount of paid-in capital to be increased is the amount of the total number of shares to be issued as prescribed in Paragraph C above multiplied by par value of 5,000 Won.

(2)	The capital reserve to be increased is the acquisition cost of the shares in Woori Securities to be acquired by WFH through the stock swap (in accordance with the accounting principles of a financial holding company) less (i) the total amount of paid-in capital to be increased under Paragraph (1) above and (ii) any other amount which is required to be deducted in accordance with the applicable accounting principles.

E.	Scheduled Stock Swap Date: June 18, 2004

5.	Guidelines of Exercise of Appraisal Rights

A.	Qualifications for Exercise of Appraisal Rights

(1)	Any shareholder objecting to the stock swap is entitled to exercise its appraisal rights pursuant to Article 360-5 of the Commercial Code and Article 62-2 of the Financial Holding Company Act.

(2)	Any dissenting shareholder shall be registered in the shareholder’s registry of Woori Securities as of the record date of closure of the registry (May 11, 2004) and shall maintain its shareholding in Woori Securities until the last day of the period during which the appraisal right is permitted to be exercised (June 14, 2004). Provided, no appraisal rights will be granted to the repurchased shares after sale.

B.	Guidelines for Exercise of Appraisal Rights

(1)	Opposition Notice to the Resolution of the Board of Directors: After preparation of the Opposition Notice to Board Resolution, (see Form 1),

*	any shareholder who holds its shares in person (“Registered Shareholder”) shall submit the Opposition Notice to the Resolution of the Board of Directors to the Finance Management Team of Woori Securities by the preceding date of the date of extraordinary meeting of shareholders (June 3, 2004), and

*	any shareholder who holds its shares through a securities company (“Beneficial Shareholder”) shall submit the Opposition Notice to the Resolution of the Board of Directors to the securities company two business days prior to the date of extraordinary meeting of shareholders (June 2, 2004).

(2)	Exercise of Appraisal Rights: In the event that the stock swap agreement is approved at the extraordinary meeting of shareholders, after preparation of the Application for Appraisal Rights (see Form 2),

*	a Registered Shareholder shall submit it to the Finance Management Team of Woori Securities by the expiration date of application period (June 14, 2004), together with its share certificates, and

*	a Beneficial Shareholder shall submit it to the securities company, one business day prior to the expiration date of application period (June 11, 2004).

(3)	Please note that you should confirm the expiration dates with respect to either the Opposition Notice to the Resolution of the Board of Directors or the exercise of appraisal rights because the deadline may be different for each securities company.

C.	Estimated Share Purchase Price and Scheduled Payment Date

(1)	Estimated Share Purchase Price: The share purchase price will be determined upon an agreement between shareholders and Woori Securities and the purchase price per one common share is estimated to be 4,914 Won. In the event that the parties fail to reach an agreement, the purchase price shall be calculated as provided in Article 62-2, Paragraph (3) of the Financial Holding Company Act.

(2)	Payment of Purchase Price: The purchase price is scheduled to be paid on June 24, 2004,

*	a Registered Shareholder will be paid in cash or by wire transfer to an account it reported, and

*	a Beneficial Shareholder will be paid by wire transfer to an account of the securities company.

D.	Application Procedures for Adjustment of Share Purchase Price: In the event that Woori Securities or holders of not less than 30% of the shares put by dissenting shareholders do not accept the share purchase price, Woori Securities or the said shareholders may apply for adjustment of the purchase price to Financial Supervisory Commission by June 14, 2004, pursuant to Article 62-2, Paragraph (4) of the Financial Holding Company Act. Any shareholder intending to apply for an adjustment of the share purchase price shall prepare the Application for Adjustment of Purchase Price (see Form 3),

*	a Registered Shareholder shall submit it to the Finance Management Team of Woori Securities, and

*	a Beneficial Shareholder shall submit it to the securities company.

E.	Others

(1)	After the expiration date of application for appraisal rights, such application shall not be cancelled.

(2)	Contact Point for Registered Shareholders: General Affairs Team, Woori Securities, 34-12, Yoido-dong, Youngdeungpo-gu, Seoul (Tel: 02-768-8067/8065)

6.	Provision of the “Matters regarding Notice or Public Notice of Convening of Shareholders’ Meeting”: Please note that pursuant to Article 191-10, Paragraph (3) of the Securities and Exchange Act, the “matters regarding notice or public notice of convening of shareholders’ meeting” shall be made public in the Company’s head office and branches, Financial Supervisory Commission, Korea Stock Exchange and Korea Securities Depository.

7.	Guidelines for Exercise of Voting Right by Beneficial Shareholder: The Korea Securities Depository may not exercise the voting rights of any Beneficial Shareholder under Article 174-6 of the Securities and Exchange Act. Accordingly, a Beneficial Shareholder is not required to notify the Korea Securities Depository of an intention on whether to exercise voting rights, and may exercise its voting rights in person or by proxy in the meeting of shareholders.

(Form 1)

Opposition Notice to the Resolution of the Board of Directors

To the Representative Director of Woori Securities Co., Ltd.

I hereby notify that I oppose to your resolution of the board of directors (agenda: approval of stock swap agreement) for the purpose of exercising my appraisal rights.

Shareholder No.
Number of Shares in Possession	Common Share: shares
Number of Dissenting Shares	Common Share: shares

[        ], 2004

Address:

Resident(Business) Registration No.:

Name:                                         (seal) (Tel:                                     )

(Form 2)

Application for Appraisal Rights

To the Representative Director of Woori Securities Co., Ltd.

I, opposing to your stock swap, apply for appraisal rights as follow:

Shareholder No.
Number of Shares in Possession	Common Share: shares
Number of Dissenting Shares	Common Share: shares
Number of Shares subject to Appraisal Rights	Common Share: shares

[        ], 2004

Address:

Resident(Business) Registration No.:

Name:                                         (seal) (Tel:                                        )

Account: (Name of Bank: ** Bank, Account Number:                                                             )

(Form 3)

Application for Adjustment of Purchase Price

To the Representative Director of Woori Securities Co., Ltd.

I oppose to the purchase price calculated pursuant to the Financial Holding Company Act and hereby apply for an adjustment of the purchase price.

Shareholder No.
Number of Shares in Possession	Common Share: shares

[        ], 2004

Address:

Name:                                         (seal) (Tel:                                        )

Resident Registration No. (Business Entity No.):

Name: (seal) (Tel: )

May 19, 2004

34-12, Yoido-dong, Youngdeungpo-gu, Seoul

Woori Securities Co., Ltd.

Representative Director and President        Pal Sung Lee

Transfer Agent and President of Korea Securities Depository        Eui Dong Jung